UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 1, 2013

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)		30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 8.01          Other Events.

On June 6, 2013, Internap Network Services Corporation (the “Company”) entered into a Stipulation and Agreement of Settlement to resolve a previously disclosed stockholder derivative claim, Unick v. Eidenberg, et al.

On July 1, 2013, the Superior Court for the State of Georgia, Fulton County (the “Court”), issued an order (“Preliminary Order”) granting preliminary approval of the settlement. A hearing to determine whether the Court should issue an order finally approving the proposed settlement has been scheduled for August 28, 2013. Attached as Exhibit 99.1 to this report is the Notice of Derivative Settlement, describing, among other things, the background of the claim and the settlement and providing that any objections to the settlement must be made by stockholders of the Company on or before August 8, 2013, in the manner described in the Notice of Derivative Settlement.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Notice of Derivative Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: July 5, 2013	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Notice of Derivative Settlement